Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13G to which this exhibit is attached is filed on behalf of each of them.

Dated: January 22, 2018

GEODynamics B.V.

By:	/s/ J. Will Franklin
Name: J. Will Franklin
Title: Authorized Person

LRP IV Luxembourg Holdings S.a.r.l.

By:	/s/ Patrick Lauria
Name: Patrick Lauria
Title: Manager

Lime Rock Partners IV, L.P.

By:	/s/ J. Will Franklin
Name: J. Will Franklin
Title: Authorized Person

LRP V Luxembourg Holdings S.a.r.l.

By:	/s/ Patrick Lauria
Name: Patrick Lauria
Title: Manager

Lime Rock Partners V, L.P.

By:	/s/ J. Will Franklin
Name: J. Will Franklin
Title: Authorized Person

*
Jonathan C. Farber

*
John T. Reynolds

* By: /s/ Kris Agarwal
Kris Agarwal, Attorney-in-Fact